UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2026

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 14, 2026, PDS Biotechnology Corporation (the “Company”) redeemed in full that certain Promissory Note, dated as of June 15, 2026, as amended by that certain First Amendment to Promissory Note, dated as of August 31, 2026 (as amended, the “Yorkville Note”), issued by the Company in favor of YA II PN, Ltd. (“Yorkville”), by paying Yorkville an aggregate redemption amount of approximately $4.6 million, representing all outstanding principal and accrued and unpaid interest thereunder. The Yorkville Note had an original principal amount of $6,000,000, bore interest at a rate of 10% per annum and had a stated maturity date of June 15, 2027. Upon payment of the redemption amount, the Yorkville Note was terminated and is of no further force or effect. No early termination penalties were payable by the Company in connection with the redemption.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2026, pursuant to Section 5.14 of the previously disclosed Securities Purchase Agreement (the “Purchase Agreement”), dated September 7, 2026, by and among the Company and certain accredited investors (the Purchase Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2026), the Board of Directors (the “Board”) of the Company appointed Dr. Patrick Soon-Shiong and Mr. James Banaag as directors and new members of the Board to fill the vacancies on the Board created from the previously announced increase in the size of the Board from six to eight directors, effective as of the Initial Closing (as defined in the Purchase Agreement), which occurred on September 14, 2026. Dr. Soon-Shiong and Mr. Banaag were selected as directors pursuant to the board designation rights set forth in Section 5.14 of the Purchase Agreement, which provides that Nant Capital, LLC and its affiliates (collectively, “Nant”) have the right to designate two individuals (the “Nant Designees”) to be appointed to the Board for so long as Nant beneficially owns fifteen percent (15%) or more of the Company’s outstanding Common Stock.

Dr. Soon-Shiong, FRCS (C), VACS, age 74, is the founder of ImmunityBio, Inc., a biotechnology company. Dr. Soon-Shiong was appointed Executive Chairman of the Board of ImmunityBio, Inc. in October 2020 and Global Chief Scientific and Medical Officer of the company on August 11, 2021. Previously, he served as the Chairman of the Board and Chief Executive Officer from March 2015 to October 2020, as the Co-Chairman of the board of directors from December 2014 to March 2015, and as the Chief Medical Officer of ImmunityBio, Inc. from January 2015 to March 2015. In 2011, he founded NantWorks, LLC (“NantWorks”), an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network, for the secure sharing of genetic and medical information. Dr. Soon-Shiong invented and developed Abraxane®, the nation’s first Food and Drug Administration-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. From 1997 to 2010, Dr. Soon-Shiong served as founder, chairman, and chief executive officer of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE in 2008) and Abraxis BioScience (sold to Celgene Corporation in 2010). In 2018, he became the owner and executive chairman of the Los Angeles Times, Los Angeles Times en Espanol and other publications under the California Times. Dr. Soon-Shiong is chairman of the Chan Soon-Shiong Family Foundation and the Chan Soon-Shiong Institute of Molecular Medicine, a nonprofit medical research organization. He is a visiting Professor at the Imperial College of London. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia.

Mr. Banaag, age 59, joined NantWorks in 2013 and presently serves as the Senior Vice President Finance, Corporate Strategy as well as the Chief Financial Officer for NantBio, Inc. (“NantBio”), a biopharmaceutical company. Mr. Banaag has over 30 years of financial planning and accounting experience and is a Certified Public Accountant, formerly with Ernst & Young. Prior to joining NantWorks, Mr. Banaag served as Corporate Controller of KARL STORZ Endoscopy – America, a manufacturer of minimally invasive medical devices, instruments and integrated operating room solutions. Prior to that, he was Vice President of Finance for Abraxis BioScience (sold to Celgene Corporation), a biotechnology company that developed Abraxane®, the first Food and Drug Administration approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Mr. Banaag also currently serves on the board of IngenOX Therapeutics, a private biotechnology firm since January 2025. Mr. Banaag holds a Bachelor of Science degree in Accounting from the University of Southern California and an M.B.A. in Finance from Boston University.

Dr. Soon-Shiong was appointed as a Class C director of the Company, to serve until the Company’s 2027 annual meeting of stockholders or until his earlier death, resignation, removal, or until such time that Nant no longer has the right to designate both Nant Designees pursuant to the terms and conditions of the Purchase Agreement.

Mr. Banaag was appointed as a Class A director of the Company, to serve until the Company’s 2028 annual meeting of stockholders or until his earlier death, resignation, removal, or until such time that Nant no longer has the right to designate two Nant Designees pursuant to the terms and conditions of the Purchase Agreement.

In connection with their appointments, the Company entered into its standard form of indemnification agreement with each of Dr. Soon-Shiong and Mr. Banaag. The indemnification agreement requires the Company to indemnify each director to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Company.

Neither Dr. Soon-Shiong nor Mr. Banaag will receive an initial equity grant or any other equity compensation in connection with their appointment to the Board. The Nant Designees will be eligible to participate in the Company’s standard non-employee director compensation program at the Board’s discretion.

Pursuant to the Purchase Agreement, Nant, an entity controlled by Dr. Soon-Shiong, purchased an aggregate of 13,005,334 shares of Common Stock, 22,392,896 pre-funded warrants and 17,699,115 common warrants for a subscription amount of approximately $10.0 million at the initial closing on September 14, 2026. Pursuant to the Purchase Agreement, Nant is also obligated to purchase additional securities for an aggregate subscription amount of $10.0 million upon the occurrence of a Milestone Event (as defined in the Purchase Agreement). In addition, NantWorks, also controlled by Dr. Soon-Shiong, has entered into an option to negotiate agreement with the Company to negotiate for an exclusive license of the Company’s PDS0101 compound for $25,000. Dr. Soon-Shiong also controls NantBio, where Mr. Banaag presently serves as Chief Financial Officer. Mr. Banaag also serves as Senior Vice President, Finance, Corporate Strategy at NantWorks. Other than as described above, neither Dr. Soon-Shiong nor Mr. Banaag has a direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between either Dr. Soon-Shiong or Mr. Banaag and any director or executive officer of the Company.

In connection with the Board’s evaluation of the newly appointed directors, the Board determined that neither Dr. Soon-Shiong nor Mr. Banaag qualifies as an “independent director” under the listing standards of The Nasdaq Stock Market, given their respective relationships with Nant and its affiliates. Section 5.14(a) of the Purchase Agreement provides that at least one Nant Designee shall be “independent” under the listing standards of Nasdaq. After consideration, the Board determined to waive this independence requirement with regards to the current Nant Designees and approved the appointments of Dr. Soon-Shiong and Mr. Banaag.

In addition, following a re-evaluation of each current director’s independence in connection with the foregoing appointments, the Board determined that Dr. Ilian Iliev, Ph.D. qualifies as an independent director under the applicable Nasdaq listing standards.

Item 7.01	Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release regarding the initial closing of its previously announced private placement for gross proceeds of approximately $11.3 million and the appointments of Dr. Soon-Shiong and Mr. James Banaag to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 14, 2026, the Company completed the initial closing (the “Initial Closing”) of the previously announced private placement offering pursuant to the Purchase Agreement. At the Initial Closing, the Company received gross proceeds of approximately $11.3 million. In connection with the Initial Closing, the Company issued an aggregate of (i) 16,502,870 shares of common stock, (ii) pre-funded warrants to purchase up to 23,498,156 shares of common stock, and (iii) common warrants to purchase up to 20,000,514 shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of PDS Biotechnology Corporation, dated as of September 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: September 14, 2026	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer